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Exhibit 5.1


                       FEDER, KASZOVITZ, ISAACSON, WEBER,
                            SKALA, BASS & RHINE, LLP
                              750 Lexington Avenue
                               New York, NY 10022
                               Tel: (212) 888-8200
                               Fax: (212) 888-7776



                                              September 19, 2003


Board of Directors
Ortec International, Inc.
3960 Broadway
New York, New York 10032

Gentlemen:

         We have acted as counsel for Ortec International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-2 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering of 6,000,000 shares of the Company's common stock, par value $.001 per share, being offered to the public by the Company for its own account, and an additional 7,113,057 shares of the Company's common stock, par value $0.001 per share, being offered by certain selling stockholders identified under the heading "Selling Stockholders" in the prospectus included as part of the Registration Statement. The 6,000,000 shares offered by the Company and the 7,113,057 shares offered by the selling stockholders are, in this opinion, collectively referred to as the "Shares".

         We have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, of the Company's certificate of incorporation and by-laws, records of corporate proceedings, including minutes of meetings and written consents of the Company's Board of Directors and stockholders, certificates of public officials and officers and authorized representatives of the Company, and such other certificates, instruments and documents, and we have made such examination of law, as we have deemed necessary to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and conformity to authentic originals of all documents submitted to us as copies thereof.

         Based on the foregoing, we are of the opinion that of the 13,113,057 Shares qualified by the Registration Statement for sale in the public securities markets:






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(1) the 6,000,000 Shares offered by the Company have been duly authorized and validly issued, and when the purchase price is paid in full by the purchasers thereof will be fully paid and non-assessable;

(2) the 7,113,057 Shares offered by the selling stockholders have been duly authorized and

         (a) 447,059 of such Shares have been validly issued and are fully paid and non-assessable;

         (b) 3,644,999 of such Shares will, upon conversion of outstanding shares of the Company's Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, be validly issued, fully paid and non-assessable;

         (c) 1,939,460 of such Shares will, upon the exercise of Series C, Series B-1, Series B-2 and other warrants and payment of the warrant exercise prices, be validly issued, fully paid and non-assessable; and

         (d) 1,081,539 of such Shares will, if and issued as dividends payable on the Company's Series B Convertible Preferred Stock and/or the Company's Series C Convertible Preferred Stock, be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption the "Legal Matters" in the Registration Statement.

                                                  Very truly yours,



                                                  /s/ Feder Kaszovitz Isaacson
                                                   Weber Skala Bass & Rhine, LLP
                                                  ------------------------------
                                                  FEDER KASZOVITZ ISAACSON
                                                   WEBER SKALA BASS & RHINE, LLP